Exhibit 99.1

Contact
John F. Lynch
Marketing & Communications
(516) 535-3651
jlynch@proginet.com

Proginet Achieves Record Profits and Record New License Revenues

New License Revenues Up More Than 90%, B2B Demand Driving Global Momentum

Garden City, N.Y. — February 15, 2007 — Proginet Corporation [OTCBB: PRGF], developer of enterprise security software, today announced results for the second quarter of FY 2007, which ended January 31, 2007. The Company reports a new quarterly record for new license revenues (NLR) and an increase in quarterly profitability of approximately 240%, on a year-over-year basis. Identifying the catalyst for this growth, Proginet cites strong demand for its B2B solution, CyberFusion Integration Suite (CFI)TM, which organizations use to secure and control enterprise data movement.

“We are pleased to report new license revenue of almost $1.2 million and a record net profit of approximately $400,000 for the quarter," said Kevin M. Kelly, Proginet’s President and CEO. "Revenues for the quarter amounted to approximately $2.6 million, which is another new quarterly record for Proginet. We attribute this success to high growth in new license revenue worldwide, with strong contributions from both domestic and international sales."

"The Gartner Group projects a doubling of multi-enterprise traffic ('transactions, documents and process execution events') over the next four years - and Proginet is right in this sweet spot. We brought our CFI solution to market two years ago specifically to address this need, and we continue to invest heavily in research and development so that we can ensure Proginet capitalizes on this rapidly-expanding market going forward."

"Demand for Proginet's B2B solutions, particularly in the context of business to business communications, is being driven by a number of important factors, including regulatory concerns, security, and a growing requirement to integrate data and business partners. These challenges are only going to intensify," concluded Mr. Kelly. "With a cash position of more than $3.2 million, Proginet is well positioned to drive sustainable, long-term growth."

The Company expects final results for the quarter ending January 31, 2007 to be filed with the SEC on or about March 1, 2007, after the quarterly review by the independent auditors has been completed, and to be available on Proginet's Web site and at www.sec.gov.

Investor Call

Proginet will hold an informational investor conference call on Thursday February 15, 2007 at 4:30 p.m. EST to provide investor updates and answer questions. To listen or participate, investors may call in at the numbers below immediately prior to the event (you will need all of the following information).

Toll-free Number: 1 (888) 455-0040 (inside US)
Toll Number: 1 (415) 228-4668
Leader: Mr. Kevin Kelly
Passcode: Proginet

For additional questions, please contact Proginet Investor Relations at (516) 535-3639.

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About Proginet Corporation
Proginet Corporation is a developer of enterprise security software. Throughout its 20-year history, the company has earned a solid reputation for its multi-platform expertise and dedication to customer service. Its products, including CyberFusion®, CyberFusion Integration Suite (CFI)™, SecurForce™, SecurPass®, and SecurAccess™, support all major computing platforms, from PCs to mainframes. Proginet’s global customer base spans more than 25 countries and includes many Fortune 500 companies. The company is headquartered in Garden City, N.Y., with offices in Toronto, Canada, and is publicly traded under the symbol [OTCBB: PRGF]. For more information, visit www.proginet.com.

Disclaimer

This press release may contain forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as “expect,” “believe,” “may,” “will,” “plans” and “anticipate,” or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and are based on current expectations.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to Form 10-KSBs, Form 10-QSBs, and Form 8-Ks (www.sec.gov).